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                                                                 Exhibit 10.10.5

               FIFTH AMENDMENT TO THE STRATEGIC MODELING AGREEMENT


         FIFTH AMENDMENT TO THE STRATEGIC MODELING AGREEMENT ("Amendment") dated as of October 12, 2001, among BUSINESS TRANSACTIONS EXPRESS, INC., a Delaware corporation ("BTE"), and THE CREDIT STORE INC., a Delaware corporation ("TCS").

         WITNESSETH, THAT:


         WHEREAS, BTE and TCS entered into a Strategic Modeling Agreement on the 18th day of March, 1999 ("Agreement), Amendment to the Strategic Modeling Agreement on the 16th day of March 2001; Second Amendment to the Strategic Modeling Agreement on the 29th day of May 2001; and Third Amendment to the Strategic Modeling Agreement on August 16, 2001; and Fourth Amendment to the Strategic Modeling Agreement on September 13, 2001;

         WHEREAS, the Agreement, as amended, is set to terminate on October 12, 2001; and

         WHEREAS, The parties desire to amend their Agreement to extend the Agreement term for a period of one month (1) month.

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. Fifth Amendment to the Strategic Modeling Agreement.

               (a) The "Data Processing Term" definition is amended in its entirety to read as follows:

                    "Data Processing Term" means the period beginning on the
            date hereof and ending at 11:59 p.m. on November 12, 2001."

               (b) The "Modeling Term" definition is amended in its entirety to read as follows:

                    "Modeling Term" means the period beginning on the date
            hereof and ending at 11:59 p.m. on November 12, 2001."

         Section 2. Section 2.2 of the Strategic Modeling Agreement is hereby amended in its entirety to read as follows:

                    "Payment for Services. In consideration of the Services to be performed under Section 2.1, TCS will pay to BTE on or before the 30th day of each calendar month during the Modeling Term, the sum of $5,000. BTE

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            shall pay all expenses incurred by BTE or its employees in providing the Services under this Section 2, including but not limited to all travel and related expenses. TCS shall pay separately for all Data provided in accordance with Section 3."

         Section 3. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         Section 4. Affirmation. The parties hereto affirm and acknowledge that the Agreement, as amended by this Amendment, is, and remains, in full force and effect in accordance with its terms.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representative as of the day and year first above written.


                                    BUSINESS TRANSACTIONS EXPRESS, INC.


                                    By --------------------------------------
                                       Its:



                                    THE CREDIT STORE, INC.


                                    By --------------------------------------
                                            Michael J. Philippe
                                       Its: Executive Vice President, Chief
                                            Financial Officer and Treasurer